Exhibit 99(d)(2)

ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT (this “Amendment”), dated as of November 13, 2006, among ABBOTT LABORATORIES, an Illinois corporation (“Parent”), PARTHENON ACQUISITION CORP., f/k/a S&G NUTRITIONALS, INC., a Delaware corporation and a direct wholly owned Subsidiary of Parent (“SGN”), PARTHENON ACQUISITION CORP., a Florida corporation and a direct wholly-Subsidiary of Parent (“Parthenon”) and KOS PHARMACEUTICALS, INC., a Florida corporation (the “Company”).

WHEREAS, Parent, SGN and the Company entered into an Agreement and Plan of Merger, dated as of November 5, 2006 (the “Merger Agreement”);

WHEREAS, Parent desires to amend the Merger Agreement in the manner set forth herein in order to replace SGN with Parthenon as a party to the Merger Agreement;

WHEREAS, the Company desires to consent to this Amendment on the terms and conditions set forth herein; and

WHEREAS, terms used but not defined herein have the meanings assigned thereto in the Merger Agreement.

NOW, THEREFORE, in consideration of the obligations and agreements contained herein and other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, Parent, SGN, Parthenon and the Company, intending to be legally bound, do hereby agree as follows:

SECTION 1.   Assignment and Assumption.   SGN hereby assigns to Parthenon all of its right, title and interest under the Merger Agreement, and Parthenon hereby assumes all of the liabilities and obligations of SGN under the Merger Agreement. From and after the effectiveness of this Amendment, Parthenon shall be a party to and be bound by the provisions of the Merger Agreement (as amended hereby) and each reference in the Merger Agreement to “Merger Sub” or “S&G Nutritionals, Inc.” shall be deemed to be a reference to Parthenon.

SECTION 2.   Consent.   In accordance with Section 9.5 of the Merger Agreement, the Company hereby consents to the assignment and assumption described in Section 1 above.

SECTION 3.   Amendments to Merger Agreement.   (a)The last sentence of Section 1.5 of the Merger Agreement is hereby amended to delete the words “and the Secretary of State of the State of Delaware”.

(b)   The second sentence of Section 3.4(a) of the Merger Agreement is hereby amended to delete the words  “and the Secretary of State of the State of Delaware” and “and the Delaware General Corporation Law”.

(c)   Clause (v) of the first sentence of Section 3.5(b) of the Merger Agreement is hereby amended to delete the words  “and the Secretary of State of the State of Delaware” and “and the Delaware General Corporation Law”.

SECTION 4.   Representations of Parent and Parthenon.   Parent and Parthenon hereby, jointly and severally, represent and warrant to the Company that

(a)   Organization.   Parthenon is a corporation duly organized, validly existing and with active status under the laws of the State of Florida.

(b)   Authority.   Parthenon has all necessary corporate power and authority to execute and deliver this Amendment, to perform its obligations hereunder (including those assumed hereby) and to consummate the transactions contemplated hereby and by the Merger Agreement. Parent as sole shareholder of Parthenon has approved the Merger Agreement. This Amendment has been duly and validly executed and delivered by Parthenon and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of Parthenon enforceable against Parthenon in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and any implied covenant of good faith and fair dealing.

(c)   Operations of Merger Sub.   Parthenon is a direct, wholly owned subsidiary of Parent that has been formed solely for the purpose of engaging in the transactions contemplated hereby and by the Merger Agreement and prior to the Effective Time will have engaged in no other business activities and will have incurred no liabilities or obligations other than as contemplated herein.

(d)   Ownership of Shares.   Parthenon does not own (directly or indirectly, beneficially or of record) any Shares or hold any rights to acquire any Shares except pursuant to the Merger Agreement, the Stock Purchase Agreement and the Shareholders Agreement.

SECTION 5.   Effectiveness.   This Amendment, and the assignments, assumptions, consents, releases and amendments set forth herein, shall become effective upon the execution and delivery of this Amendment by each of the parties hereto.

SECTION 6.   Notices.   All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in Person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the address for such parties set forth in the Merger Agreement (with the references to Merger Sub in Section 9.2 thereof deemed to be a reference to Parthenon and SGN for this purpose).

SECTION 7.   Assignment.   This Amendment shall not be assigned by operation of law or otherwise without the prior written consent of each of the other parties, except that Parent may assign all or any of its rights and obligations hereunder to any direct or indirect wholly owned Subsidiary of Parent; provided, however, that no such assignment shall relieve the Parent of its obligations hereunder.

SECTION 8.   Interpretation.   When a reference is made in this Amendment to an Section, such reference shall be to a Section of this Amendment unless otherwise indicated. The headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment. Whenever the words “include”, “includes”, “including” or “such as” are used in this Amendment, they shall be deemed to be followed by the words “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall.”  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Amendment shall refer to this Amendment as a whole and not to any particular provision of this Amendment. The word “or” shall not be exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. Whenever used in this Amendment, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. This Amendment shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted. Any Contract, instrument or Law defined or referred to herein or in any Contract or instrument that is referred to herein means such Contract, instrument or Law as from time to time amended, modified or supplemented including (in the case of Contracts or instruments) by waiver or consent and (in the case of Law) by succession of comparable successor Law and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

SECTION 9.   Effect of Amendment.   Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the parties under the Merger Agreement, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Merger Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. From and after the effectiveness of this Amendment, each reference in the Merger Agreement to the “Agreement” shall be deemed to be a reference to the Merger Agreement, as amended hereby, provided that any reference in the Merger Agreement to “the date hereof” or “the date of this Agreement” (and similar phrases) shall in all cases be a reference to November 5, 2006 and not the date of this Amendment.

SECTION 10.   Miscellaneous.   The provisions contained in Sections 8.4, 8.5, 9.4, 9.7, 9.8, 9.9, 9.10, 9.11 and 9.13 of the Merger Agreement are incorporated by reference in this Amendment, mutatis mutandis, as if they were set forth in full herein.

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IN WITNESS WHEREOF, Parent, SGN, Parthenon and the Company have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

ABBOTT LABORATORIES

by	/s/ Thomas C. Freyman
Name: Thomas C. Freyman
Title: Executive Vice President, Finance and Chief Financial Officer

PARTHENON ACQUISITION CORP., F/K/A S&G NUTRITIONALS, INC.

by	/s/ Robert Funck
Name: Robert Funck
Title: Vice President and Treasurer

PARTHENON ACQUISITION CORP.

by	/s/ Robert Funck
Name: Robert Funck
Title: Vice President and Treasurer

KOS PHARMACEUTICALS, INC.

by	/s/ Adrian Adams
Name: Adrian Adams
Title: President and CEO